Exhibit 21

As of December 31, 2025

        A table of subsidiaries of Liberty Media Corporation is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
Allsport Management S.A.	Switzerland
Alpha Prema UK Limited	UK
Beta Holdings Limited	Jersey
Delta 2 (Lux) S.a rl.	Luxemburg
F1 Academy Limited	UK
Delta 3 (UK) Limited	UK
Delta Topco Limited	Jersey
MotoGP Sports Entertainment Group, S.L. (fka Dorna Sports, S.L.)	Spain
Dorna Italy Holdings S.R.L	Italy
Dorna Worldwide S.L.U	Spain
Dorna WSBK Organization S.R.L.	Italy
Formula Motorsport Limited (fka GP2 Motorsport Limited)	UK
Formula One Administration Limited	UK
Formula One Asset Management Limited	UK
Formula One Digital Media Limited	UK
Formula One Hospitality and Event Services Limited	UK
Formula One Licensing B.V.	Netherlands
Formula One Management Limited	UK
Formula One Marketing Limited	UK
Formula One Marketing US, INC.	DE
Formula One Marketing II Limited	UK
Formula One Research, Engineering and Development Limited (fka Beta D3 Limited)	UK
Formula One World Championship Limited	UK
International Events Services S.L.U	Spain
Las Vegas Grand Prix, Inc.	DE, NV
Libertad Especia, S.L.U.	Spain

Liberty GR Cayman Holding Company	Cayman Islands
Liberty GR Holding Company Limited	Cayman Islands
Liberty GR US Sub 1 Corp.	DE
Liberty HK, Inc.	DE
Liberty Programming Company LLC	DE
Liberty Property Holdings, Inc.	DE
Liberty Property Holdings Lot 7A-1, LLC	DE
Liberty Property Holdings Lot 7A-2, LLC	DE
Liberty Property Holdings Lot 7A-3, LLC	DE
Liberty Property Holdings Common Management, LLC	DE
Liberty Satellite Radio, Inc.	DE
LSAT Astro LLC	DE
LSR Foreign Holdings 2, LLC	DE
LSR Foreign Holdings, LLC	DE
LV Diamond Production, LLC	DE
LV Diamond Property I, LLC	DE, NV
SLEC Holdings Limited	Jersey
Sucursal EN Espana	Spain
TSAT Holding 2, Inc.	DE